Exhibit 10.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1, dated as of February 22, 2026 (the “Amendment”), to the Amended and Restated Executive Employment Agreement, dated as of March 8, 2024 (the “Original Agreement”), by and between Veris Residential UK Ltd. (the “Company”), an indirect subsidiary of Veris Residential, Inc., a Maryland corporation (the “Parent”), and Mahbod Nia (the “Executive” and, collectively with the Company and Parent, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given them in the Original Agreement.

WHEREAS, Section 15(j) of the Original Agreement provides that it may be amended only by a writing executed by the party against whom enforcement of such amendment is sought;

WHEREAS, the Parties have agreed to amend the Original Agreement as more specifically set forth herein;

WHEREAS, the Parties do not intend by this Amendment to change any other term of the Agreement.

NOW THEREFORE, in consideration of the mutual promises, commitments and undertakings of the Parties set forth herein and in the Original Agreement, the Parties amend the Original Agreement as follows:

1.	Amendment to Section 7(a). Section 7(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following new Section 7(a):

“all payments and benefits described in Sections 6(a) and 6(b);”

2.             Miscellaneous.

(a)           Except as expressly amended, modified and supplemented by this Amendment, the Original Agreement is and shall continue to be in full force and effect in accordance with the terms thereof.

(b)           This Amendment shall be construed in accordance with and governed by the internal laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction).

(c)           The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

(d)           This Amendment may be executed in any number of counterparts and by each of the parties on separate counterparts, and each such counterpart shall be deemed an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt of an executed signature page by facsimile, email or other electronic transmission shall constitute delivery hereof. Electronic records of an executed Amendment shall be deemed to be originals.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Executive Employment Agreement on the day and year first written above.

Company:

VERIS RESIDENTIAL UK LTD.

By:	/s/ Taryn Fielder
	Name:	Taryn Fielder
	Title:	EVP, General Counsel and Secretary

Parent:

VERIS RESIDENTIAL, INC.

By:	/s/ Taryn Fielder
	Name:	Taryn Fielder
	Title:	EVP, General Counsel and Secretary

EXECUTIVE:

/s/ Mahbod Nia
Mahbod Nia